Exhibit 99.2

Form of Section 906 Certification

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER REGARDING

CABOT INDUSTRIAL PROPERTIES, L.P.

I, Christopher L. Hughes, hereby certify that:

(1)	the Form 10-Q of Cabot Industrial Properties, L.P. for quarter ended December 31, 2002 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Cabot Industrial Properties, L.P.

February 14, 2003	/s/ CHRISTOPHER L. HUGHES
Christopher L. Hughes
Chief Financial Officer